UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2009

Date of report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138

(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 30, 2009, Integrated Device Technology, Inc., a Delaware corporation (“IDT”), 4440471 Canada Inc., a corporation incorporated under the laws of Canada and a wholly owned subsidiary of IDT (“Parent SubCo”) and Tundra Semiconductor Corporation, a corporation incorporated under the laws of Canada (“Tundra”), entered into an Arrangement Agreement (the “Arrangement Agreement”), pursuant to which IDT agreed to acquire (the “Acquisition”) all of the outstanding common shares of Tundra for cash. The aggregate consideration is approximately CDN $120.8 million and will be accomplished pursuant to a Plan of Arrangement under the Canada Business Corporations Act, as described below.

The Plan of Arrangement

Under the Plan of Arrangement, at the effective time (the “Effective Time”) of the Acquisition, all the outstanding common shares of Tundra will be automatically transferred to Parent SubCo in exchange for the consideration described below, and Tundra will become a wholly owned subsidiary of Parent SubCo.

Subject to the exercise of dissenters’ rights, each outstanding common share of Tundra will be transferred to Parent SubCo in exchange for CDN $6.25 per share, without interest (the “Per Share Consideration”). At the Effective Time, (i) each issued and outstanding “in the money” option (an option with an exercise price, at the Effective Time, less than the Per Share Consideration) to purchase common shares of Tundra will be accelerated (to the extent unvested) and cashed out for the amount by which the Per Share Consideration exceeds the exercise price of such option and (ii) each outstanding Tundra restricted stock unit will be accelerated and cash settled in an amount equal to the Per Share Consideration.

In addition, at the Effective Time, each issued and outstanding “out of the money” option (an option with an exercise price, at the Effective Time, greater than the Per Share Consideration) to purchase common shares of Tundra will be converted into an option to purchase a number of shares of IDT common stock equal to (i) the number of Tundra common shares subject to the option multiplied by (ii) the “Exchange Ratio”, which is determined by dividing the Per Share Consideration by the weighted average stock price of IDT’s common stock for a period of five trading days ending on the third trading day prior to the Effective Time, as converted into Canadian dollars, with the result rounded down to the nearest whole share. The exercise price per share of IDT common stock subject to each such option will be equal to the exercise price per Tundra common share divided by the Exchange Ratio, with such result converted into United States dollars and rounded up to the nearest whole cent. Each such option to purchase shares of IDT common stock will continue to be governed by the terms and conditions of the Tundra option which it replaced, including the applicable vesting schedule.

The Arrangement Agreement

Pursuant to the Arrangement Agreement, the Acquisition is subject to various conditions to closing, which include the approval of Tundra shareholders and the entry of a final order from the Ontario Superior Court of Justice.

The Arrangement Agreement contains certain termination rights for both IDT and Tundra, and further provides that, upon termination of the Arrangement Agreement under specified circumstances, Tundra may be required to pay IDT a termination fee of CDN $5.4 million.

A copy of the Arrangement Agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Arrangement Agreement is qualified in its entirety by reference to the full text of the Arrangement Agreement.

Voting Agreement

In connection with the Acquisition, members of the Board of Directors and executive officers of Tundra entered into a voting agreement with IDT, dated as of April 30, 2009. The voting agreement requires that such securityholders vote their common shares for approval of the Acquisition and the Plan of Arrangement. A copy of the form of voting agreement is attached as Schedule F to Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the voting agreement is qualified in its entirety by reference to the full text of the form of voting agreement.

Additional Information about the Acquisition and Where to Find It

This material is not a substitute for the Management Information Circular that Tundra intends to file with the Canadian securities regulatory authorities or any other documents which IDT or Tundra may file or distribute in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE MANAGEMENT INFORMATION CIRCULAR AND ALL OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain any documents pertaining to the proposed transaction filed by IDT at the SEC’s website (www.sec.gov) and filed by Tundra with SEDAR at www.sedar.com.

This announcement is for information purposes only and does not constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell, otherwise dispose of or issue, or any solicitation of any offer to sell, otherwise dispose of, issue, purchase, otherwise acquire or subscribe for, any security.

Forward-Looking Statements

This document includes forward-looking statements. These statements can be identified by the words, “believes,” “views,” “expects,” “projects,” “hopes,” “could,” “will,” “intends,” “should,” “estimate,” “would,” “may,” “anticipates,” “plans,” “proposes” and other similar words. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on current expectations, estimates, forecasts and projections. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (1) failure to obtain the approval of Tundra shareholders or the court of the plan of arrangement; (2) actions that may be taken by the competitors, customers and suppliers of IDT or Tundra that may cause the transaction to be delayed or not completed; (3) the possibility that the revenues, cost savings, growth prospects and any or other synergies expected from the proposed transaction may not be fully realized or may take longer to realize than expected; (4) the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; (5) the possibility that the transaction may not be accretive to IDT as expected; (6) the ability to retain key employees and customers; and (7) other economic, business, competitive, and/or regulatory factors affecting the businesses of IDT and Tundra generally, as well as those of the combined companies, including (a) those set forth in the section entitled “Risk Factors” in the Management Information Circular to be mailed to Tundra shareholders in connection with the proposed transaction, (b) those set forth in filings of IDT, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its annual reports on Form 10-K and quarterly reports on Form 10-Q, its current reports on Form 8-K and other SEC filings (available online at www.sec.gov) and (c) those set forth in the filings of Tundra, especially the other factors described in Tundra’s annual information form for its year ended April 30, 2008, and its recent annual and quarterly financial reports and other SEDAR filings (available online at www.sedar.com). These forward-looking statements speak only as of the date hereof. IDT assumes no obligation to publicly release the results of any revisions or updates to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Item 8.01	Other Events

Press Release Announcing Acquisition of Tundra Semiconductor Corporation

On April 30, 2009, IDT and Tundra issued a joint press release announcing that they had entered into the Arrangement Agreement. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Press Release Announcing Disposition of Certain Assets

On April 30, 2009, IDT issued a press release announcing that it had entered into an Asset Purchase Agreement pursuant to which NetLogic Microsystems, Inc., a Delaware corporation, agreed to acquire certain assets related to IDT’s network search engines, search accelerators and route accelerators. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Arrangement Agreement, dated as of April 30, 2009, by and among Integrated Device Technology, Inc., 4440471 Canada Inc. and Tundra Semiconductor Corporation.

99.1	Press Release, dated as of April 30, 2009, of Integrated Device Technology, Inc. and Tundra Semiconductor Corporation.

99.2	Press Release, dated as of April 30, 2009, of Integrated Device Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of April 30, 2009

INTEGRATED DEVICE TECHNOLOGY, INC.

By:	/s/ Richard D. Crowley, Jr.
Name: Richard D. Crowley, Jr.
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Arrangement Agreement, dated as of April 30, 2009, by and among Integrated Device Technology, Inc., 4440471 Canada Inc. and Tundra Semiconductor Corporation.

99.1	Press Release, dated as of April 30, 2009, of Integrated Device Technology, Inc. and Tundra Semiconductor Corporation.

99.2	Press Release, dated as of April 30, 2009, of Integrated Device Technology, Inc.